                                                                 Exhibit (8)(qq)

                   AMENDMENT NO. 10 TO PARTICIPATION AGREEMENT
          BETWEEN ALLIANCE CAPITAL MANAGEMENT, L.P., ALLIANCEBERNSTEIN
              INVESTMENT RESEARCH AND MANAGEMENT, INC. AND MERRILL
                          LYNCH LIFE INSURANCE COMPANY

     THIS AMENDMENT, effective as of May 1, 2007, by and among Alliance Capital Management L.P., a Delaware limited partnership (the "Adviser),
AllianceBernstein Investment Research and Management, Inc., a Delaware corporation (the "Underwriter") and Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the "Company");

                                   WITNESSETH:

     WHEREAS, the Adviser, the Underwriter and the Company heretofore entered into a Participation Agreement dated December 12, 1996, as amended (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

     WHEREAS, the Adviser, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.

     NOW, THEREFORE, in consideration of the above premises, the Adviser, the Underwriter and the Company hereby agree:

     1.   Amendment.

               a. Schedule A to the Agreement is amended in its entirety and is replaced by the Schedule A attached hereto;

               b. Section 9. Notices. of the Agreement is hereby amended as follows:

               If to the Company: Barry G. Skolnick, Esquire
                                  Senior Vice President & General Counsel
                                  1700 Merrill Lynch Drive, 3rd Floor
                                  Pennington, New Jersey 08534

     2. Effectiveness. The Amendment to the Agreement shall be effective as of the date first above written.

     3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

                     (Signatures located on following page)

     IN WITNESS WHEREOF, the Adviser, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

ALLIANCE CAPITAL MANAGEMENT             MERRILL LYNCH LIFE INSURANCE
L.P.                                    COMPANY


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name: Kirsty Lieberman
      -------------------------------   Title: Vice President & Senior Counsel
Title:                                  Date:
       ------------------------------         ----------------------------------
Date:
      ------------------------------


ALLIANCEBERNSTEIN INVESTMENT RESEARCH
AND MANAGEMENT, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

                                   Schedule A

FUNDS AVAILABLE UNDER THE CONTRACTS

AllianceBernstein Variable Products Series Fund, Inc.
AllianceBernstein VPS Growth and Income Portfolio
AllianceBernstein VPS Premier Growth Portfolio
AllianceBernstein VPS Technology Portfolio
AllianceBernstein VPS Small Cap Value Portfolio
AllianceBernstein VPS Value Portfolio
AllianceBernstein VPS International Value Portfolio

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Merrill Lynch Life Variable Annuity Separate Account A
Merrill Lynch Variable Life Separate Account
Merrill Lynch Life Variable Life Separate Account II

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch Retirement Plus
Forms ML-VA-001 and ML-VA-002
Merrill Lynch Retirement Power
Form ML-VA-003
Merrill Lynch Retirement Optimizer
Form ML-VA-004
Merrill Lynch Legacy Power
Form MSPOO
Merrill Lynch Investor Choice(SM) Annuity
ML-VA-010
Merrill Lynch Prime Plans, I, II, II, IV, V, VI, 7
Merrill Lynch Prime Plan Investor
Merrill Lynch Investor Life
Merrill Lynch Investor Life Plus
Merrill Lynch Estate Investor I
Merrill Lynch Estate Investor II
Directed Life, Directed Life 2

As of May 1, 2007